Exhibit 1.1

EXECUTION VERSION

ARAMARK

21,262,245 Shares of Common Stock

Underwriting Agreement

August 9, 2023

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

c/o J.P. Morgan Securities LLC

  383 Madison Avenue

  New York, New York 10179

c/o Goldman Sachs & Co. LLC

  200 West Street

  New York, New York 10282

Ladies and Gentlemen:

The stockholder named in Schedule I hereto (the “Selling Stockholder”) holding shares of common stock, par value $0.01 per share (“Stock”) of Aramark, a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein, to sell to J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC (the “Underwriters”) an aggregate of 21,262,245 shares of Stock of the Company (the “Shares”). All references to Selling Stockholder shall include MR BridgeStone Offshore Fund AB Ltd. for purposes of this Agreement.

1. (a) The Company represents and warrants to, and agrees with, the Underwriters and Selling Stockholder, that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S–3 (File No. 333-253208) (the “Initial Registration Statement”), including a prospectus, in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Initial Registration Statement and any post-effective amendment thereto, including all documents incorporated by reference therein or in the prospectus contained therein, each in the form heretofore delivered to you, became effective upon filing; no other document with respect to the Initial Registration Statement or document incorporated by reference therein or in the prospectus contained therein has heretofore been filed with the Commission other than prospectus supplements filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Underwriters; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the prospectus relating to the Shares filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by each preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares filed with the Commission and deemed by virtue of Rule 430A, Rule 430B or Rule 430C under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented by any preliminary prospectus supplement relating to the Shares immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the Base Prospectus, as supplemented by the final prospectus supplement relating to the Shares in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus” (any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is 7:15 P.M. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(v) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Prospectus (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change or development in the condition (financial or otherwise), business, results of operations or management of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Pricing Prospectus;

(vii) Each of the Company and its subsidiaries owns or leases all real properties as are necessary to the conduct of its respective operations as currently conducted, except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, or (a “Material Adverse Effect”);

(viii) Each of the Company and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a Material Adverse Effect;

(ix) As of the date hereof, the Company has no subsidiaries other than the entities listed on Annex A hereto;

(x) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in each of the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or encumbrance (other than (x) liens, encumbrances and restrictions imposed in connection with the Company’s credit facilities and the Receivables Facility (as such terms are defined or otherwise described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022) or permitted thereunder and by the Act and state securities or “blue sky” laws of certain jurisdictions and (y) ownership interests held by third parties in those subsidiaries indicated on Annex A which are not wholly-owned, directly or indirectly, by the Company);

(xi) [Reserved];

(xii) None of the execution and delivery of this Agreement, the sale of the Shares by the Selling Stockholder or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X under the Act) pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Significant Subsidiary is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Significant Subsidiary or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (iii) the charter, bylaws or equivalent organizational document of the Company or such Significant Subsidiary;

(xiii) No consent, approval, authorization, filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body or, to the knowledge of the Company, any non-United States court or governmental agency or body, in either case is required in connection with the execution, delivery and performance of this Agreement (including, without limitation, the sale of the Shares), except for the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold in connection with the transactions contemplated hereby;

(xiv) None of the Company or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect;

(xv) The statements set forth in each of the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Certain United States Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe matters of U.S. federal tax law, are accurate, complete and fair in all material respects;

(xvi) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus;

(xvii) None of the Company or any of its subsidiaries is an “investment company”, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xviii) (A) (i) At the time of filing the Initial Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Act;

(xix) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, are independent auditors with respect to the Company within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board;

(xx) KPMG LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, were independent auditors with respect to the Company during the periods covered by such reports within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board;

(xxi) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”). The Company and each of its subsidiaries in which it owns a majority interest maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxiii) None of the Company or any of its subsidiaries and affiliates and related corporations will purchase or otherwise acquire any Shares that are resold by the Underwriters pursuant to this Agreement or in connection with the transactions related thereto;

(xxiv) [Reserved];

(xxv) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(xxvi) This Agreement has been duly authorized, executed and delivered by the Company;

(xxvii) The consolidated historical financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Pricing Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on a consolidated basis as of the dates and for the periods indicated in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(xxviii) The Company and each of its subsidiaries have filed all non-U.S. and all U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the Pricing Prospectus) and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the Pricing Prospectus;

(xxix) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or slowdowns against the Company or any of its subsidiaries currently occurring or, to the knowledge of the Company, threatened;

(xxx) The Company and its subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

(xxxi) No wholly-owned subsidiary of the Company is prohibited, directly or indirectly, (i) from paying any dividends to the Company or any subsidiary, (ii) from making any other distribution on such subsidiary’s capital stock or membership interests, (iii) from repaying to the Company or any subsidiary any loans or advances to such subsidiary from the Company or any subsidiary or (iv) from transferring any of such subsidiary’s property or assets to the Company or any subsidiary of the Company, except, in each case, as may be limited by applicable state corporation, limited partnership or limited liability company law or any applicable foreign law or foreign exchange regulation and/or as described in the Pricing Prospectus;

(xxxii) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus;

(xxxiii) The Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Prospectus;

(xxxiv) (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) none of the Company or any of its subsidiaries has incurred or, except as set forth or contemplated in the Pricing Prospectus, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA; except, in each case, as would not reasonably be expected to have a Material Adverse Effect;

(xxxv) The Company and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Pricing Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Pricing Prospectus, or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Company there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party;

(xxxvi) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained or incorporated by reference in the Pricing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act of 2010 of the United Kingdom; (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) the Company and its subsidiaries have instituted, and will maintain and enforce in accordance with the terms thereof, policies and procedures designed to reasonably ensure compliance by the Company and its subsidiaries with all applicable anti-bribery and anti-corruption laws;

(xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxix) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(xl) Since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except as otherwise disclosed in the Pricing Prospectus;

(xli) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley

Act”). The Company has taken all necessary action to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act (including Section 402 related to loans and Section 302 and 906 related to certifications) and is actively taking steps to ensure that it will be in compliance with all other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company; and

(xlii) Except as would not reasonably be expected to have a Material Adverse Effect, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder (which shares will be received by the Selling Stockholder prior to the Time of Delivery);

(ii) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(iii) The sale of the Shares to be sold the Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) result in any violation of the provisions of the certificate of incorporation or by-laws of the Selling Stockholder if the Selling Stockholder is a corporation or the partnership agreement of the Selling Stockholder if the Selling Stockholder is a partnership or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its subsidiaries or any property or assets of the Selling Stockholder, except, in the case of (A) and (C), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iv) To the extent the Selling Stockholder is not a United States person, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the jurisdiction in which the Selling Stockholder is organized or tax-resident or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein;

(v) The Selling Stockholder has, and/or immediately prior to the Time of Delivery (as defined in Section 4 hereof) will have, valid and unencumbered title to the Shares to be sold by the Selling Stockholder hereunder at the Time of Delivery; and, upon delivery of such Shares and payment therefor pursuant hereto, valid and unencumbered title to such Shares will pass to the Underwriters;

(vi) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(vii) To the extent that any statements made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for inclusion therein under the caption “Selling Stockholder” and for use in the preparation of the answers to Item 7 of Form S-3, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and, such statements do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

2. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Selling Stockholder, at a purchase price per share of $39.2344, the number of Shares to be sold by the Selling Stockholder as set forth opposite its name in Schedule I hereto.

3. The Company and the Selling Stockholder understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any of each of its affiliates.

4. (a) The Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder to the Underwriters at least forty-eight hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York time, on August 11, 2023, or such other time and date as the Underwriters and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Latham & Watkins LLP: 1271 Avenue of the Americas, New York, New York 10020 (the “Closing Location”), and the Shares will be delivered through DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters and the Selling Stockholder:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery without your consent which shall not be unreasonably withheld; to advise you and the Selling Stockholder, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you and the Selling Stockholder, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act;

(c) [Reserved];

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriters are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders (which may be satisfied by filing with the Commission’s EDGAR system), as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) If the Selling Stockholder is not a United States person for U.S. federal income tax purposes, to deliver to the Underwriters, (i) on or before the Time of Delivery, (i) a certificate with respect to the Company certifying that the Company is not, and has not been at any time during the five-year period ending on the date of such certificate, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended, dated not more than thirty (30) days prior to the Time of Delivery, as described in United States Treasury Department Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) within thirty (30) days following the Time of Delivery, proof of delivery to the United States Internal Revenue Service of the required notice, as described in United States Treasury Department Regulations Section 1.897-2(h)(2), in each case in form and substance reasonably acceptable to the Underwriters;

(h) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Restricted Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to shares of Stock, including, but not limited to, any options or warrants to purchase shares of Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Stock or such other securities, in cash or otherwise, without your prior written consent, other than as set forth out in the paragraph below;

The restrictions described above do not apply to:

(i)	the Shares to be issued and sold hereunder, if any;

(ii)

the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise, conversion or settlement and in respect of tax withholding payments due upon the exercise of options or the vesting of equity-based awards) or the settlement of RSUs (including net settlement and in respect of tax withholding payments), in each case as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(iii)

grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(iv)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of shares of Stock during the Restricted Period and the establishment of such plan does not require or otherwise result in any public filing or other public announcement or such plan during the Restricted Period;

(v)

the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any equity compensation plan or arrangement described in the Registration Statement, the Pricing Prospectus and the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction;

(vi)	the sale, transfer or disposition of shares of Stock that were issued pursuant to clause (ii) above to the persons listed on Schedule III(B) hereto; or

(vii)

the issuance of up to 5% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, in acquisitions, joint ventures, business combinations, commercial relationships or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Representatives.

Notwithstanding anything to the contrary herein, nothing in this Section 5(h) shall restrict or otherwise limit the Company from effectuating its previously announced spin-off of Aramark Uniform Services into an independent publicly traded company.

(i) During a period of eighteen months from the effective date of the Registration Statement, furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver the Underwriters as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statements furnished to or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(j) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act and in any event prior to the Time of Delivery;

(k) To use its commercially reasonable efforts to maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”); and

(l) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

6. (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriters represent and agree that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company the Underwriters is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein; and

(d) The Selling Stockholder agrees, in order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, to deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or the applicable version of United States Treasury Department Form W-8, as appropriate, together with all required attachments to such Form (or such other applicable form or statement specified by United States Treasury Department regulations in lieu thereof).

7. The Company and the Selling Stockholder covenant and agree with one another and with the Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the cost of preparing stock certificates; (vi) if applicable, the cost and charges of any transfer agent or registrar; (vii) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the Shares; (viii) any New York stock transfer tax payable incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; and (b) except as otherwise agreed between the Company and the Selling Stockholder, including pursuant to the Registration Rights Agreement, dated December 14, 2020 (the “RRA”), between the Company and MR BridgeStone Advisor LLC, the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 7, including (i) any fees and expenses of counsel for the Selling Stockholder, and (ii) subject to clause (a)(viii) above, all expenses and value added, sales, transfer or similar taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. In connection with clause (a)(viii) above, the Underwriters agree to pay any New York State stock transfer tax, and the Company agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 7 and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of the Time of Delivery, true and correct in all material respects (except to the extent already qualified by materiality or Material Adverse Effect in which case such representation or warranty shall be true and correct in all respects), the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you;

(c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter each in the form agreed to on the date hereof, dated the Time of Delivery;

(d) [Reserved];

(e) [Reserved];

(f) O’Melveny & Myers LLP, counsel for the Selling Stockholder, as reasonably requested by the Underwriters, shall have furnished to you their written opinion with respect to the Selling Stockholder for whom they are acting as counsel in the form agreed to on the date hereof, dated the Time of Delivery;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(i) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Prospectus there shall not have been any change or development in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Pricing Prospectus, the effect of which is, or would reasonably be expected to become, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Shares to be sold at the Time of Delivery shall have been, and at the Time of Delivery are, duly listed on the Exchange;

(m) The Underwriters shall have received executed copies of “lock-up” agreements from the persons listed on Schedule III(A) hereto (the “Stockholder Lock-Up Agreements”) in the form agreed to on the date hereof;

(n) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement; and

(o) (1) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers or authorized signatories, as applicable, of the Company and of the Selling Stockholder, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of the Time of Delivery, (2) the Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and (3) the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section 8.

9. (a) The Company will indemnify and hold harmless the Underwriters and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Underwriters or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters or Selling Stockholder for any legal or other expenses reasonably incurred by the Underwriters or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein or by the Selling Stockholder expressly for use therein.

(b) The Selling Stockholder will indemnify and hold harmless the Underwriters and the Company against any losses, claims, damages or liabilities, joint or several, to which the Underwriters or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for inclusion therein under the caption “Selling Stockholder” and for use in the preparation of the answers therein to Item 7 of Form S-3; and will reimburse the Underwriters and the Company for any legal or other expenses reasonably incurred by the Underwriters or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by the Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus, less all underwriting discounts and commissions (but before giving effect to expenses) (the “Selling Stockholder Net Proceeds”).

(c) The Underwriters will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability under subsection (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a), (b) or (c) above, except as provided in subsection (e) below. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Net Proceeds exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters obligations in this section (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have, including under the RRA, and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and the Selling Stockholder, each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; the obligations of the Selling Stockholder under this Section 9 shall be in addition to any liability which the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each person, if any, who controls any Underwriter or the Company within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Selling Stockholder and to each person, if any, who controls the Company or Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any director, officer, employee, affiliate or controlling person of any Underwriter, of the Company, or of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. The Company, the Selling Stockholder and the Underwriters acknowledge and agree (i) that the only information furnished or to be furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the twelfth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus and includes any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus and (ii) that the only information furnished or to be furnished to the Company by any Selling Stockholder expressly for use in the preparation of the answers to Item 7 of Form S-3 and set forth in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists solely of the information set forth in the beneficial ownership table and in the footnotes thereto included under the caption “Selling Stockholders” in the Prospectus with respect to such Selling Stockholder.

13. If this Agreement shall be terminated pursuant to Section 10, Section 8(i) or Section 8(k) hereof, neither the Company nor the Selling Stockholder shall then be under any liability to the Underwriters except as provided in Sections 7 and 9 hereof; but if, due to material breach of this Agreement by the Selling Stockholder, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to the Underwriters except as provided in Sections 7 and 9 hereof and, if due to material breach of this Agreement by the Company, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, will be reimbursed by the Company.

In accordance with the requirements of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholder, which information may include the name and address of such clients, as well as other information that will allow the Underwriters to properly identify its clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to it at: in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282- 2198, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (fax: (212) 558-3588), Attention: Robert W. Reeder III with a copy to O’Melveny & Myers LLP, 7 Times Square, New York, NY 10036 (fax: (212 326-2061), Attention Jaroslaw Hawrylewicz; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to the Underwriters pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters at each of their addresses set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request; provided further that notices under Section 5(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to: in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282- 2198, Attention: Registration Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement; (iv) the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate; and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters with respect to the subject matter hereof; provided, however, in respect of the obligations of the Company and the Selling Stockholder to each other, this Agreement does not supersede the RRA.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, the Selling Stockholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any such information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Agreement:

1. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

2. “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

3. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

4. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for each of the Company, the Underwriters and the Selling Stockholder counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Company and the Selling Stockholder.

[Signature pages follow]

Very truly yours,

ARAMARK

By:	/s/ Thomas G. Ondrof
Name: Thomas G. Ondrof
Title: Executive Vice President and Chief Financial Officer

[Signature page to Underwriting Agreement]

NOMURA GLOBAL FINANCIAL PRODUCTS, INC.

By:	/s/ Samir Patel
Name: Samir Patel
Title: Managing Director

[Signature page to Underwriting Agreement]

MR BRIDGESTONE OFFSHORE FUND AB LTD.

By: MR BridgeStone Advisor LLC, its investment manager
By: Mantle Ridge LP, its sole member
By: Mantle Ridge GP LLC, its general partner
By: PCH MR Advisor Holdings LLC, its managing member

By:	/s/ Paul C. Hilal
Name: Paul C. Hilal
Title: Sole Member

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC

By:	/s/ Brittany Collier
Name: Brittany Collier
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Charlie Black
Name: Charlie Black
Title: Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Total Number of Shares to be Sold
Nomura Global Financial Products, Inc.	21,262,245
MR BridgeStone Offshore Fund AB Ltd.	0

Total:	21,262,245

While included as a Selling Stockholder, MR BridgeStone Offshore Fund AB Ltd. is not providing any representations, warranties, covenants, agreements or indemnities in this Agreement. MR BridgeStone Offshore Fund AB Ltd. has no obligations or liabilities under this Agreement and is a Selling Stockholder solely to receive the benefits that this Agreement provides to the Selling Stockholder.

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares, as to each investor, is $39.75.

The number of Shares purchased by the Underwriters is 21,262,245.